EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-214213 on Form S-8 of our report dated March 30, 2016, relating to the consolidated financial statements of Midstates Petroleum Company, Inc. and subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph regarding going concern uncertainty), appearing in this Annual Report on Form 10-K of Midstates Petroleum Company, Inc. and subsidiary for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 14, 2018